UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  June 10, 2025
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 10, 2025, vTv Therapeutics Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

(1)Based on the following results of the voting, the Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Withheld	Broker Non Votes
Srinivas Akkaraju	2,069,879	116,667	219,013
Raymond Cheong	2,083,009	103,537	219,013
Fahed Al Marzooqi	2,086,263	100,283	219,013
Richard S. Nelson	2,081,952	104,594	219,013
Anne Phillips	2,182,836	3,710	219,013
Paul Sekhri	2,182,196	4,350	219,013
Daniel K. Spiegelman	2,184,216	2,330	219,013
(2)The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non Votes

2,400,291	3,852	1,416	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Michael Tung
Name:	Michael Tung
Title:	Executive Vice President and Chief Financial Officer
Dated: June 12, 2025